EXHIBIT 99.1

LTX-Credence Announces Third Quarter Results

NORWOOD, Mass., May 23, 2012 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its fiscal quarter ended April 30, 2012.

Net sales for the quarter were $30,837,000 compared to the prior quarter net sales of $24,082,000. Net loss for the quarter was $(6,628,000), or $(0.14) per share on a GAAP basis. Excluding the impact of restructuring charges of $739,000, and amortization of purchased intangible assets of $791,000, net loss for the quarter was $(5,098,000), or $(0.10) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Our recent product introductions, the Diamondx and DragonRF, are key components of the Company's growth strategy, and we are excited about the positive feedback we have received from customers. Over the next fiscal year we expect Diamondx and DragonRF to account for approximately 20-30% of our product revenues, as customers who have already adopted these new technologies ramp in volume, and additional customers come on board.

As fourth quarter guidance suggests, the new cycle is gaining momentum as business is expanding beyond the mobility markets. The Company is well positioned as we enter the next growth phase due to a broadening of our customer base and our strong lineup of products."

Fourth Quarter Fiscal 2012 Outlook

For the fiscal quarter ending July 31, 2012, net sales are expected to be in the range of $42 million to $46 million. Non-GAAP net income is expected to be in the range of $0.00 to $0.04 per share, assuming 49.7 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of $791,000.

The Company will conduct a conference call today, May 23, 2012, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334.  The conference call will also be simulcast on the "Investor" link at the LTX-Credence web site (www.ltxc.com).   Audio replays of the call can be heard through June 22, 2012 via telephone by dialing 855.859.2056, Conference ID number 77734913 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended April 30, 2012 excludes the amortization of purchased intangible assets and restructuring charges. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's fourth fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our product and service demand and operating results; risks related to the development and timely delivery of new products, options and software applications; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those under the heading "Risk Factors" in our Annual Report on Form10-K for the fiscal year ended July 31, 2011.  LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	April 30, 2012	July 31, 2011
Current assets
Cash and cash equivalents	$ 35,339	$ 123,198
Marketable securities	101,520	39,417
Accounts receivable - trade, net	28,658	42,646
Accounts receivable - other, net	268	408
Inventories, net	28,591	21,145
Prepaid expenses and other current assets	3,809	4,368
Total current assets	198,185	231,182

Property and equipment, net	18,742	20,827
Intangible assets, net	3,944	6,317
Goodwill	43,030	43,030
Other assets	1,229	759
Total assets	$ 265,130	$ 302,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 10,656	$ 15,232
Other accrued expenses	18,197	24,677
Deferred revenues	5,559	5,589
Total current liabilities	34,412	45,498

Other long-term liabilities	14,500	15,897
Stockholders' equity	216,218	240,720
Total liabilities and stockholders' equity	$ 265,130	$ 302,115

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011

Net sales	$ 30,837	$ 58,665	$ 88,671	$ 186,860
Cost of sales	15,024	22,203	43,941	71,730
Gross profit	15,813	36,462	44,730	115,130

Engineering and product development expenses	12,223	13,314	37,503	39,188
Selling, general, and administrative expenses	8,829	11,755	26,496	37,611
Amortization of purchased intangible assets	791	1,490	2,372	4,471
Restructuring	739	248	926	363
(Loss) income from operations	(6,769)	9,655	(22,567)	33,497

Other income, net	234	13,671	887	14,074
(Loss) income before provision for (benefit from) income taxes	(6,535)	23,326	(21,680)	47,571
Provision for (benefit from) income taxes	93	(295)	(456)	(430)
Net (loss) income	$ (6,628)	$ 23,621	$ (21,224)	$ 48,001

Net (loss) income per share:

Basic	$ (0.14)	$ 0.48	$ (0.43)	$ 0.97
Diluted	$ (0.14)	$ 0.47	$ (0.43)	$ 0.96

Weighted average shares outstanding:

Basic	49,017	49,491	49,156	49,348
Diluted	49,017	50,368	49,156	50,240

LTX-Credence Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended April 30, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net (loss) income	$ (6,628)	$ (0.14)	$ (0.14)	$ 23,621	$ 0.48	$ 0.47
Restructuring	739	0.02	0.02	248	0.01	--
Merger-related breakup fee	--	--	0.00	(15,000)	(0.30)	(0.30)
Merger-related expenses	--	--	0.00	1,900	0.04	0.04
Amortization of purchased intangible assets	791	0.02	0.02	1,490	0.03	0.03

Non-GAAP net (loss) income	$ (5,098)	$ (0.10)	$ (0.10)	$ 12,259	$ 0.25	$ 0.24

Weighted average shares outstanding:		49,017	49,017		49,491	50,368

	Nine Months Ended April 30, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Nine Months Ended April 30, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net (loss) income	$ (21,224)	$ (0.43)	$ (0.43)	$ 48,001	$ 0.97	$ 0.96
Release of income tax liabilities due to lapses in statutes of limitations	(866)	(0.02)	(0.02)	--	--	--
Restructuring	926	0.02	0.02	363	0.01	0.01
Merger-related breakup fee	--	--	0.00	(15,000)	(0.30)	(0.30)
Merger-related expenses	66	0.00	0.00	4,700	0.10	0.09
Amortization of purchased intangible assets	2,372	0.05	0.05	4,471	0.09	0.09

Non-GAAP net (loss) income	$ (18,726)	$ (0.38)	$ (0.38)	$ 42,535	$ 0.86	$ 0.85

Weighted average shares outstanding:		49,156	49,156		49,348	50,240
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com